Exhibit 5.1

October 3, 2024

Heritage Distilling Holding Company, Inc.

9668 Bujacich Road

Gig Harbor, WA 98332

Re:	Securities Being Registered under
Registration Statement on Form S-1
(Registration No. 333-279382)

Ladies and Gentlemen:

We have acted as counsel to Heritage Distilling Holding Company, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1, Registration No. 333-279382 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 13, 2024, as thereafter amended or supplemented. The Registration Statement relates to the registration of the proposed offer and sale of (i) a proposed maximum aggregate offering price of $8,625,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”), (ii) a proposed maximum aggregate offering price of $431,250 of warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) to be issued to Newbridge Securities Corporation (the “Representative”), or its designees, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company, the Representative and the other underwriters named therein, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), and (iii) 313,187 shares of Common Stock held by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (the “Selling Stockholder Shares”). The Shares, the Warrants, the Warrant Shares and the Selling Stockholder Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters (the “Resolutions”), (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement, (v) the form of the Warrants, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Heritage Distilling Holding Company, Inc.

October 3, 2024

With regard to our opinion regarding the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of Warrant Shares, future issuances of securities of the Company, including the Warrant Shares, or anti-dilution adjustments to outstanding securities of the Company, including the Warrants, cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued under the Charter.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and, with respect to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdictions. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Securities pursuant to the terms of the Underwriting Agreement and the Warrants, as applicable, and (iv) receipt by the Company of the consideration for the Securities specified in the Resolutions:

1.	The issuance and sale of the Shares to be issued and sold by the Company in the Offering pursuant to the Underwriting Agreement have been duly authorized by the Company and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

Heritage Distilling Holding Company, Inc.

October 3, 2024

2.	The Selling Stockholder Shares to be offered and sold by the Selling Stockholders have been and are validly issued, fully paid and non-assessable;

3.	The Warrants have been duly authorized and, upon delivery of the consideration as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms; and

4.	The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and, when issued and delivered against payment therefor upon exercise of the Warrants in accordance with the terms therein, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ PRYOR CASHMAN LLP